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                                                               EXHIBIT 99.10.B


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-89797 of United Investors Advantage Gold Variable Account of United Investors Life Insurance Company on Form N-4 of our report dated January 28, 2000 relating to the financial statements of United Investors Life Insurance Company contained in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Dallas, Texas
April 21, 2000

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                             ACCOUNTANTS' CONSENT

The Board of Directors of
United Investors Life Insurance Company


We consent to the use of our report dated January 29, 1999, relating to the balance sheet of United Investors Life Insurance Company as of December 31, 1998, and the related statement of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, as contained in Post-Effective Amendment No. 1 to Form N-4 for United Investors Advantage Gold Variable Account. We also consent to the reference to our firm under the heading "Experts" in the Statement of Additional Information.



                                     /s/ KPMG LLP



Birmingham, Alabama
April 21, 2000